OPTION AND
REAL PROPERTY SALES AGREEMENT
AND ESCROW INSTRUCTIONS
(Land Purchase)

THIS OPTION AND REAL PROPERTY SALES AGREEMENT AND ESCROW INSTRUCTIONS (Agreement) is made and entered into effective this 24 day of January 2008 (Effective Date), by and between JJO, LLC, an Idaho limited liability company and Personal Representative of the Estate of J.J. Oberbillig, deceased, a/k/a ESTATE OF J. J. OBERBILLIG, Deceased (Seller), and GOLD CREST MINES, INC., a Nevada corporation (Buyer).

RECITALS

A. Seller is the owner of the parcels of real property located in Valley County, Idaho. The real property is more particularly described below:

PARCEL 1:

Those patented mill site claims more particularly described below:

The M.S. #1, MS #2, MS #3, MS #4, MS #5, MS #6, MS #7, MS #8, MS #9, MS #13, MS #14, MS #15, MS #16 and MS #17 mill site mining claims designated as a portion of Mineral Survey No. 3655, embracing a portion of Sections 11, 14, 15, Township 18 North, Range 9 East, Boise Meridian, Valley County, Idaho.

EXCEPTING AND EXCLUDING THEREFROM that portion of the ground embraced in Meadow Creek No. 4, M.S. 3039.

ALSO EXCEPTING AND EXCLUDING THEREFROM

Lot 1A, Lot 2A, Lot 3A, Lot 4A, Lot 5A and Lot 6A identified by an Amended Record of Survey filed in Book 7, page 111, Instrument No. 264215 in the records of the Valley County Recorder, Valley County, Idaho, which lots were more particularly described in that certain Warranty Deed between the J.J. Oberbillig Estate as Grantor and HECLA Mining Company, a Delaware corporation, as Grantee which was recorded as Instrument No. 268333, records of the Valley County Recorder, Valley County, Idaho.

PARCEL 2:

Those patented mill site claims more particularly described below:

The M.S. #28, MS #35, MS #36, MS #37, MS #38, MS #39, MS #42, MS #43, MS #44, MS #45, MS #46, MS #47, MS #48, MS #51, MS #52 and MS #53 mill site mining claims more particularly described as follows:

Boise Meridian, Valley County, Idaho

T. 18N., R.9E.,
Sec. 15, S1/2S1/2NE1/4SW1/4,
E1/2W1/2SW1/4SW1/4,
E1/2SW1/4SW1/4, N1/2SE1/4SW1/4,
SW1/4SE1/4SW1/4, N1/2SE1/4SE1/4SW1/4;

Sec. 22, NW1/4NW1/4NE1/4NW1/4,
NE1/4NE1/4NW1/4NW1/4.

PARCEL 3:

The patented lode mining claims more particularly described below:

The M.W. No. 8 and M.W. No. 9 designated by U.S. Mineral Survey No. 3645 embracing a portion of Section 2, T.18N., R.9E., B.M., Valley County, Idaho.

PARCEL 4:

The patented lode mining claims more particularly described below:

The M.W. No. 12, M.W. No. 13, M.W. No. 22 and M.W. No. 23 designated by U.S. Mineral survey No. 3645 embracing a portion of Section 2, T.18N., R.9E., B.M., Valley County, Idaho, and Section 35, T.19N., R.9E., B.M., Valley County, Idaho.

PARCEL 5:

All rights retained by the J.J. Oberbillig Estate in that certain Warranty Deed from the J.J. Oberbillig Estate to HECLA Mining Company, a Delaware corporation, which was recorded as Instrument No. 268333, records of the Valley County Recorder, Valley County, Idaho.

B. Buyer desires to acquire from Seller an option to buy the above described property (Property) upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the sums to be paid by Buyer to Seller and the mutual covenants and conditions herein contained, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

As used in this Agreement:

1.1 "Agreement" shall mean this document and the rights, duties and obligations of the parties set forth in this document, and the words "herein", "hereof", "hereunder" and words of similar import shall refer to this Agreement.

1.2 "Property" shall refer to the real property described above.

1.3 "Closing" shall refer to the event whereby the parties shall effectuate the purchase and sale of the Property contemplated by the terms and conditions of this Agreement. The parties agree that the Closing shall be held at the offices of AmeriTitle (the Closing Agent), located in Cascade, Idaho.

1.4 "Closing Date" shall refer to the date on which title of the Property transfers to Buyer as more particularly provided herein.

1.5 "Title Company" and "Closing Agent" shall refer to AmeriTitle who shall issue any policies of title insurance required by this Agreement and who shall Close this Agreement.

1.6 "Purchase Documents" shall refer for convenience to the other documents, instruments and agreements referred to herein to be executed by the parties or either of them.

ARTICLE 2
OPTION

2.1 Grant of Option. In consideration of the sum of ONE HUNDRED TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($125,000.00) to be paid by Buyer to the Title Company, Seller hereby grants to Buyer the exclusive option to purchase the Property. Upon the execution of this Agreement and the delivery of the original of this Agreement to the Title Company, the $125,000.00 paid for this Option shall be delivered to Seller.

2.2 Expiration Date. This Option shall expire at midnight, August 15, 2008.

2.3 Obligations of Seller. Seller shall procure and deliver to Buyer at Seller's expense within twenty (20) days of the date of this Agreement a commitment for a title insurance policy from the Title Company agreeing to insure the condition of the title to the Property. Buyer shall have ten (10) days from receipt of the Commitment of Title Insurance within which to object in writing to the condition of the title as set forth in the Commitment in the manner set forth in Section 13.6. If Buyer does not so object, Buyer shall be deemed to have accepted the condition of the title as listed on the Commitment along with any easements or restrictions which are not of record but which are apparent, such as, for example, roads, irrigation ditches, canals or laterals (the Permitted Exceptions). If Buyer timely objects to the condition of the title, Seller shall have fifteen (15) days after notice of the objection within which to remove the objections. If Seller fails to timely remove the objections this Agreement shall terminate and be of no further force or effect and the $125,000.00 paid by Buyer as option money shall be returned to Buyer and Seller shall pay for the cost of a Title Insurance Cancellation Fee and any escrow fees. This Agreement shall not terminate if Buyer gives Seller written notice within five (5) days of Seller's failure to timely remove the objections that Buyer waives its objections.

2.4 Notice of Exercise. Should Buyer desire to affirmatively exercise the option and elect to purchase the Property, Buyer shall signify such election by written notice thereof delivered to Seller and the Title Company on or before midnight, August 15, 2008.

Notice of exercise shall be given to the Seller and to the Closing Agent in the manner set forth in Section 13.6. If notice of exercise of the option is timely and properly made, then the purchase of the Property and the Closing of this Agreement shall be made in accordance with the remaining terms and conditions of this Agreement. The initial option money paid on execution of

this Agreement by Buyer to the Title Company shall apply to the purchase price. The initial option money paid, $125,000.00, shall not be refunded to Buyer except as provided in Section 2.3. If the Buyer fails to timely exercise the Option this Agreement shall terminate and be of no further force or effect and Buyer shall have no right, title or interest in the Property.

ARTICLE 3
PURCHASE PRICE AND PAYMENT

3.1 Purchase Price. The purchase price to be paid for the Property shall be the sum of FOUR HUNDRED THIRTY-FIVE THOUSAND SIX HUNDRED TWENTY AND NO/100 DOLLARS ($435,620.00), (Purchase Price), subject to adjustment as provided in this Article, which shall be paid to Seller as follows:

(a) $100,000.00 shall be paid in cash at the Closing; and

(b) The balance of the Purchase Price, $210,620.00, after the credit of the $125,000.00 paid as the consideration for granting this Option, shall be paid in accordance with the terms and conditions set forth in the Promissory Note, a copy of which is attached as Exhibit A and is incorporated herein as if set out in full. Interest shall accrue on the Promissory Note at the rate of six percent (6%) per annum commencing on the Closing Date with annual payments of principal plus accrued interest of $50,000.00 due on the same day of the month as the Closing Date commencing one (1) year from the Closing Date and on the same day and month of each year thereafter with the balance due on the same day and month as the Closing Date in the year 2013. The Promissory Note shall be secured by a Mortgage. A copy of the Mortgage is attached as Exhibit B and is incorporated herein as if set out in full. The original of the Promissory Note and the original of the Mortgage shall be executed by the Buyer at the Closing.

ARTICLE 4
TITLE AND DEED

4.1 Title. Seller represents and warrants to Buyer that merchantable title to the Property is in Seller.

4.2 Warranty Deed. Upon the Closing of this Agreement, Seller shall execute and deliver to the Buyer a Warranty Deed to the Property subject to Permitted Exceptions. A copy of the Warranty Deed is attached hereto as Exhibit C and is incorporated herein as if set out in full.

ARTICLE 5
INTERLOCKING OPTIONS

5.1 Interlocking Options. Notwithstanding anything in this Agreement to the contrary, the entry of this Agreement is conditioned upon the simultaneous execution of another Option (Royalty Option) to be entered into by Leslie Oberbillig Schwab; Carol A. Oberbillig; Janelle S. Oberbillig; Tracy Jo Burleigh; Alyson Dawn Schisel; Ronald M. Oberbillig; Karen Laurine Rowe; Kelly L. Oberbillig; Barbara A. Hawley; Nell H. Hawley; Victoria Hawley and Jess B. Hawley III, as the two co-trustees of the Article 5 Bypass Trust u/w Jess B. Hawley Jr.; GBSS HOLDING CO., LLC., an Idaho limited liability company; Hawley Troxell Ennis & Hawley, LLP, an Idaho limited liability partnership; ZY, LLC, and Idaho limited liability company, as the Sellers and the Buyer

herein as the Purchaser whereby those Sellers have agreed to grant to Buyer an Option to acquire a royalty interest in real property which lies in the general vicinity of the Property. Most of the persons interested in the Estate of J.J. Oberbillig are also parties to the Royalty Option.

The parties also agree that the Buyer cannot exercise this Option without also simultaneously exercising the Royalty Option and cannot close the purchase of the Property without simultaneously closing on the purchase under the Royalty Option. Also, a default under this Agreement will constitute a default under the Royalty Option and a default under the Royalty Option will also constitute a default under this Option. To remedy a default under either Option will also require the party to remedy a default under the other Option.

ARTICLE 6
TITLE AND TITLE INSURANCE

6.1 Title Insurance. At the Closing, the Title Company shall issue to Buyer a standard coverage Owner's policy of title insurance for the Property (Owner's Title Policy), at Seller's sole cost and expense. The Title Policy shall be in the amount of the Purchase Price insuring that Buyer has fee simple title in and to the Property, free and clear of all claims, liens and encumbrances except for the Permitted Exceptions. If Buyer elects to obtain extended coverage and/or endorsements to the Title Policy, any additional premiums for such extended coverage and endorsements shall be paid by the Buyer, along with the cost of any additional ALTA survey or requirement imposed by the Title Company prior to the issuance of the extended coverage.

ARTICLE 7
SELLER'S REPRESENTATIONS AND WARRANTIES

7.1 Seller's Covenants, Representations and Warranties. Seller does hereby make the following covenants, representations and warranties to Buyer:

(a) Authority. Seller has all requisite power to enter into this Agreement and perform the terms thereof. Upon the signature hereof by Seller, the execution, delivery and performance of this Agreement and all other agreements contemplated hereby will have been duly and validly authorized by all necessary action and the Agreement and all other agreements contemplated hereby will be valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

(b) No Conflict. The execution, delivery and performance by Seller of its obligations under this Agreement and all other agreements contemplated hereby will not contravene any statute, law, rule or regulation, or any judgment, order or decree of any governmental authority or court having jurisdiction over the Seller, and no consent, approval, authorization or order of or qualification with any person, entity or governmental authority is required for the performance by the Seller of its obligations under this Agreement or any other agreement contemplated hereby. The Buyer has been advised and has received a copy of a Consent Decree entered in the United States District Court for the District of Idaho, Case No. CV 02-451-S-LMB in an action instituted by United States of America and the State of Idaho against the Estate of J.J. Oberbillig. Under that decree the Seller is required, at least thirty (30) days prior to the conveyance of an interest in estate property, to give written notice to any transferee that the Property is subject to the Consent Decree along with a written notice to the Environmental Protection Agency and the

Forest Service of the proposed conveyance including the name and address of the transferee. Under that Consent Decree, the Estate is required to require as a condition of the conveyance of an interest in the Property that it's successors agree to comply with the requirements of that Decree.

(c) Title; Transfer; Liens. At the Closing, Seller will transfer to Buyer the Property free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims and equities other than the Permitted Exceptions and other than the Mortgage, Exhibit B, to be executed by Buyer at the Closing.

(d) Condemnation. There is no existing or, to the knowledge of the Seller, proposed or threatened condemnation or similar proceeding, or private purchase in lieu of such a proceeding affecting the Property.

(e) No Defaults in Other Agreements. The sale of the Property will not contravene or cause a default under any contract or agreement. Seller is not in default under any contract relating to or affecting the Property, and no event exists which, with the passage of time or the giving of notice or both, will become a default thereunder. Seller is in compliance in all respects with the terms and provisions of the covenants, conditions, restrictions, rights-of-way or easements, if any, affecting the Property.

(f) No Litigation or Adverse Events. There are no pending or, to the knowledge of Seller, threatened investigations, actions, suits, proceedings or claims against or affecting Seller or the Property, at law or in equity or before or by any federal, state,, municipal or other governmental department, commission, board, agency, or instrumentality, domestic or foreign.

(g) Taxes and Assessments. All real and personal property taxes relating to the Property, excepting those for the current tax year which are not yet due and payable, have been paid in full. Other than increases applied to all real property in the county in which the Property is located, there are, to the knowledge of Seller, no proposed increases in the assessed valuation of the Property other than as a result of the transactions contemplated hereby or proposed assessments that have or may become a lien on the Property.

(h) Non-Foreign Person. Seller is not a "foreign person" as such term is defined in Section 1445(f) of the Internal Revenue Code of 1986, as amended, and is not subject to withholding under the laws of the State of Idaho.

(i) Hazardous or Toxic Substances. Buyer is aware and Seller has advised Buyer that extensive mining activities have occurred on, under and around the Property. As a result of those activities, hazardous and toxic substances exist on, around and under the Property. Also, Buyer is aware that the Property may become a "superfund site". Buyer has already investigated the Property and represents to the Seller that Buyer is thoroughly familiar with the Property and the environmental issues that attach to the Property.

ARTICLE 8
DATA

Upon execution of this Agreement, Seller agrees to make available to Buyer all documents

Seller now has from the last operator on the Property, Stibnite Mine, Inc. At the time Stibnite Mine, Inc., ceased mining activities on the Property, Stibnite Mine contacted the Seller and said that it was disposing of certain records and information it had gathered with respect to the Property and inquired whether Seller wanted to take custody of those documents. Seller agreed to take custody and Stibnite Mine, Inc., delivered the documents to a storage unit or storage units located in McCall, Idaho. Seller has not inventoried those documents or made any attempt to determine their actual contents. Seller, however, is required under the Consent Decree to retain for a period of five (5) years after the effective date of the Consent Decree all records and documents which were then in its possession or control which relate in any manner to response actions taken at the sites or the liability of any person for response actions conducted and to be conducted at the sites. After the conclusion of the document retention period set out in the Consent Decree the Seller is required to notify the Environmental Protection Agency and the Department of Justice at least ninety (90) days prior to the destruction of any such records or documents and upon the request of the Environmental Protection Agency the Estate has agreed to deliver any of those records or documents to the Environmental Protection Agency. As a consequence of that Consent Order, the Seller must retain those documents. However, the Seller will make the documents available to the Buyer for copying and inspection at Buyer's sole cost and expense. If in the judgment of the Seller, the copying and inspection requires a representative of the Seller to be present, Buyer agrees to pay the Seller the reasonable cost of overseeing the inspection and the copying.

ARTICLE 9
BUYER'S REPRESENTATIONS AND WARRANTIES

9.1 Buyer's Covenants, Representations and Warranties. Buyer does hereby make the following covenants, representations and warranties to Seller:

(a) Authority. Buyer has all requisite power to enter into this Agreement and perform the terms thereof. Upon the signature hereof by Buyer, the execution, delivery and performance of this Agreement and all other agreements contemplated hereby are duly and validly authorized by all necessary action and the Agreement and all other agreements contemplated hereby will be valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

(b) No Conflict. The execution, delivery and performance by Buyer of its obligations under this Agreement and all other agreements contemplated hereby will not contravene any statute, law, rule or regulation, or any judgment, order or decree of any governmental authority or court having jurisdiction over the Buyer and the Property, and no consent, approval, authorization or order of or qualification with any person, entity or governmental authority is required for the performance by the Buyer of its obligations under this Agreement or any other agreement contemplated hereby.

(c) No Litigation or Adverse Events. There are no pending or, to the knowledge of Buyer, threatened investigations, actions, suits, proceedings or claims against or affecting Buyer or the Property, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, agency, or instrumentality, domestic or foreign.

(d) Compliance with Consent Decree. Buyer agrees the condition to the entry of this Option that it will comply with all of the requirements set forth in the Consent Decree

to be kept and performed by the Seller.

(e) Buyer's Use of Property. Until the Closing shall occur, Buyer is not given possession of the Property. Provided, however, Buyer is given the right to conduct geochemical and geophysical tests on the Property and shall be allowed to inspect the Property. However, Buyer hereby agrees to repair any damage, injury or waste to the Property occasioned by such activities placing it back in its present condition as nearly as practicable and shall hold the Seller and the Property free and harmless from any and all liability or obligations resulting from such activities. Also, Buyer shall not suffer or permit any materialmen's liens to attach to the Property. Seller is not requiring as part of this Agreement that the Buyer conduct any activity on the Property. It is solely Buyer's election to conduct those activities if and when Buyer decides to do so.

ARTICLE 10
THE CLOSING

10.1 The Closing and the Closing Date. The sale and purchase of the Property shall be consummated at the Closing which shall take place thirty (30) days after Buyer timely and properly gives notice of exercise of the Option as provided in Section 2.4, unless extended by mutual agreement of the parties (Closing Date). At the Closing, the Buyer and Seller shall execute and deliver to the Closing Agent a Closing Statement in a form acceptable to the parties which conforms to this Agreement.

10.2 Closing Costs. The escrow fees and other costs of the Closing Agent shall be shared equally by the parties. Recording costs shall be borne by the party requiring the specific document to be recorded. The costs of the Owner's Title Policy shall be paid by Seller. All other expenses incurred by Seller or Buyer with respect to this transaction, including, but not limited to, attorneys' fees of Buyer and Seller, shall be borne and paid exclusively by the party incurring the same, without reimbursement from the other party.

10.3 Prorations. Taxes and assessments for the year of the Closing Date shall be prorated between the parties as of the Closing Date.

The proration of the estimated taxes and assessments shall be made in the Closing of this Agreement and shall be based upon those for the year prior to the Closing Date if those for the year of the Closing Date have not been determined. In the Closing of this Agreement the estimated taxes to be charged to the Seller shall be an amount equal to the product obtained by Multiplying the amount of the taxes for the year prior to the Closing Date by the quotient of the number of days in the year of the Closing Date prior to the Closing Date divided by 365. Buyer shall be given a credit in that same amount toward the Purchase Price. When the taxes for the year of the Closing Date become known, Buyer shall be responsible for their payment. If the taxes for the year of the Closing Date are different from those upon which the proration was made and Buyer shall have received an excess credit, Buyer shall immediately refund to Seller the amount of that excess credit and if Buyer shall have received insufficient credit, then Seller shall immediately pay over to Buyer the deficiency.

The Seller represents and warrants to the Buyer that all taxes and assessments for the years prior to the Closing Date have been paid in full or will be paid in the Closing. Buyer shall be required to pay all taxes and assessments for the year of the Closing Date and the following years.

10.4 Closing Instructions. The Closing Agent is instructed as follows:

10.4.1 Closing Statement. Prepare closing statements for execution by Buyer and Seller.

10.4.2 Receive Payments. To collect all funds to be received from the parties at the Closing and disburse and pay the same to the parties and such other persons or entities as are entitled to such funds.

10.4.3 Collect, Record and Deliver Documents. To collect the various documents and information to be provided by Seller and Buyer and secure the required signatures and acknowledgments and to record such documents where necessary and in the proper sequence, and deliver the same to the respective parties as required to close this transaction.

10.4.4. Other Instructions. Follow all other closing instructions received from Buyer and Seller, or their respective representatives.

10.5 Items to be Delivered at Closing:

10.5.1 Seller. At Closing, Seller shall deliver or cause to be delivered to the Title Company, at Seller's expense (except as provided to the contrary), the following items:

(i) The original of the Warranty Deed, Exhibit C, duly executed and acknowledged by Seller ;

(ii) A Satisfaction of the Mortgage; and

(iii) All other instruments, documents or items reasonably requested by the Closing Agent.

10.5.2 Buyer. At Closing, Buyer shall deliver or cause to be delivered to the Closing Agent, at Buyer's expense (except as provided to the contrary), the following items:

(i) the payment required on Closing pursuant to Section 3.1(a) ;

(ii) The original of the Promissory Note, Exhibit A;

(iii) The original of the Mortgage, Exhibit B; and

(iv) all other instruments, documents or items reasonably requested by the Closing Agent. If prior to the Closing, Buyer assigns its rights hereunder, all items delivered at the Closing shall reflect such an assignment.

As part of the Closing, the Closing Agent shall record the Warranty Deed and immediately following shall record the Mortgage. Following that recording, the original of the Warranty Deed shall be delivered to the Buyer. The original of the recorded Mortgage and the original of the Satisfaction of the Mortgage shall be delivered to the escrow agent referred to in Article 11.

ARTICLE 11

LONG TERM ESCROW

11.1 Long Term Escrow. The parties, upon the Closing of this Agreement shall place in escrow with AmeriTitle, P.O. Box 798, Cascade, Idaho (Escrow Agent), the following instruments subject to the terms of the Long Term Escrow Agreement:

(a) The original of the Promissory Note executed by the Buyer;

(b) The original of the recorded Mortgage;

(c) The original of the Satisfaction of Mortgage; and

(d) The original of this Agreement.

Seller authorizes the Escrow Agent to receive the payments provided for under the Promissory Note and to credit those payments upon this Agreement and the Note. Upon full payment thereof, the Escrow Agent shall deliver all papers deposited in the escrow or as may hereafter become deposited with the Escrow Agent to the Buyer. Should a default of this Agreement, the Promissory Note or the Mortgage occur and not be remedied within the time herein provided, Buyer authorizes and instructs the Escrow Agent to return to Seller all documents held in escrow.

The parties shall equally share the expense of creating the escrow and any annual fees for receiving payments from the Buyer. The Seller shall be solely responsible for any fee charged by the Escrow Agent for disbursing the sums received to the Seller.

ARTICLE 12
DEFAULT

12.1 Default. Time and the prompt performance of each and every obligation of the Buyer is agreed to be the essence of this Agreement, the Promissory Note and the Mortgage. Following the Closing should the Buyer fail or neglect to make any payments of principal or interest when due and before they become delinquent, or should fail and neglect to perform any of the agreements contained in the Mortgage or the Promissory Note which is to be performed by the Buyer, then this Agreement, the Mortgage and the Promissory Note shall each be in default. When a default occurs, the Seller or Seller's authorized agent may cause to be prepared a written notice in duplicate addressed to the Buyer, calling attention to the matters then in default or on account of which a breach is claimed. The notice shall be sent by certified mail and by recognized courier to Buyer in accordance with the provisions of Section 13.6. Buyer shall have thirty (30) days after the mailing and delivery to such courier of the notice within which to make good any matters in default or on account of which a breach is claimed or to disapprove the items in default.

Buyer agrees that in the event it becomes necessary for the Seller to send a notice of default, Buyer will pay, in addition to the charges made by the Escrow Agent for handling and mailing the notice, the sum of $250.00 as attorneys' fees for the preparation of each notice of default before it is deemed cured.

ARTICLE 13
GENERAL

13.1 Survival of Terms. The terms and provisions hereof, and all documents being executed hereunder, including, without limitation, the representations and warranties, shall survive the Closing and the transfer of title to Buyer and shall remain in full force and effect thereafter.

13.2 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

13.3 Entire Agreement. This Agreement and the other documents to be executed by Buyer and Seller hereunder, embody the entire agreement between the parties relative to the subject matter hereof, and there are no oral or written agreements existing between Seller and Buyer relative to the subject matter hereof which are not expressly set forth herein or in the documents to be executed hereunder and covered hereby, and in the case of any conflicts between any such documents, this Agreement shall control.

13.4 Headings. The headings contained un this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation hereof.

13.5 Gender. Whenever the context hereof shall so require, the singular shall include the plural, the male gender shall include the female gender and the neuter, and vice versa.

13.6 Notices. Any notice required or permitted to be delivered hereunder shall be deemed received when personally delivered or when deposited in the United States mail, postage prepaid, registered or certified with return receipt requested, or sent by fax transmission, or by recognized courier deliver (i.e., Federal Express, Airborne, Burlington, etc.), addressed to the Title Company and to Seller or Buyer, as the case may be, at the address set forth below, or at such other addresses as either party may subsequently designate by written notice given in the manner provided in this Section.

Seller:

JJO, LLC
c/o Janelle S. Oberbillig
3890 South Suntree Way
Boise, Idaho 83706

and

JJO, LLC
c/o Ronald M. Oberbillig
5207 17th Street North
Arlington, VA 22205

and
JJO, LLC
c/o Leslie Oberbillig Schwab
1955 Dallas Highway NW
Apt. 929
Salem, OR 97304-4498

with copy to:	Westberg, McCabe & Collins, Ctd. 516 W. Franklin Street Boise, Idaho 83702 Attn: William D. Collins, Esq.
Buyer:	Gold Crest, Inc. Attn: Thomas Parker 10807 E. Montgomery Avenue, Suite 1 Spokane, WA 99201
Title Company:	AmeriTitle, Inc. P. O. Box 798 Cascade, ID 83611

Notices delivered personally will be effective upon delivery to an authorized representative of the party at the designated address; notices sent by mail or courier in accordance with the above will be effective upon mailing; and notices sent by telegram or facsimile will be effective upon confirmed transmission.

13.7 Right to Possession. As of the Closing, Buyer shall have full and unrestricted right to possession of the Property and the right to the income from the Property, subject to Permitted Exceptions and applicable laws and regulations of governmental authorities having jurisdiction over the Property.

13.8 Risk of Loss. Risk of loss with respect to the Property shall shift to Buyer as of Closing.

13.9 Counterparts. This Agreement may be executed in any number of counterparts, and once so executed by all parties hereto, each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one (1) agreement.

13.10 Additional Acts. Except as otherwise provided herein, in addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by Seller to Buyer, Seller and Buyer hereby agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered at the Closing and thereafter, any and all such further acts, deeds and assurances as Buyer or Seller, as the case may be, may be reasonably required to (i) evidence and vest in the Buyer the ownership of and title to the Property, and (ii) consummate the transaction contemplated hereunder.

13.11 Governing Law. This Agreement shall be governed by the laws, including conflicts of laws, of the State of Idaho.

13.12 Time of Essence. All times provided for in this Agreement, or in any other document executed hereunder, for the performance of any act will be strictly construed, time being of the essence.

13.13 Attorneys' Fees. In the event of any controversy, claim or action being filed or instituted between the parties to this Agreement to enforce the terms and conditions of this Agreement or any of the other Purchase Documents, or arising from the breach of any provision

hereof, the prevailing party will be entitled to receive from the other party all costs, damages, and expenses, including reasonable attorneys' fees, incurred by the prevailing party, whether or not such controversy or claim is litigated or prosecuted to judgment. The prevailing party will be that party who is determined by the court or arbitrator as having prevailed pursuant to Idaho law.

13.14 Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, unconscionable or unenforceable in any respect, such invalidity, illegality, unconscionability or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, unconscionable or unenforceable provision had never been contained herein and all other terms and provisions hereof will nevertheless remain effective and be in force to the fullest extent permitted by law.

13.15 Construction. Both Buyer and Seller have been represented by counsel in the course of the negotiations for and the preparation of this Agreement; accordingly, in all cases, the language of this Agreement will be construed simply, according to its fair meaning, and not strictly for or against either party.

13.16 Assignment. Buyer may assign its rights hereunder without the prior written approval of Seller. Provided, however, any such assignment shall not relieve the Buyer of Buyer's obligations under this Agreement.

13.17 Modification. The parties hereto may at any time hereafter modify or amend this Agreement by a subsequent written agreement executed by all parties. This Agreement may not, however, be changed orally, nor shall it be deemed modified in any way by any act of any of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

SELLERS:

JJO, LLC, an Idaho limited liability company and Personal Representative of the Estate of J.J. Oberbillig, deceased, a/k/a Estate of J.J. Oberbillig, Deceased

By Janelle S. Oberbillig
Janelle S. Oberbillig, Manager

By________________________
Lesley Oberbillig Schwab, Manager

hereof, the prevailing party will be entitled to receive from the other party all costs, damages, and expenses, including reasonable attorneys' fees, incurred by the prevailing party, whether or not such controversy or claim is litigated or prosecuted to judgment. The prevailing party will be that party who is determined by the court or arbitrator as having prevailed pursuant to Idaho law.

13.14 Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, unconscionable or unenforceable in any respect, such invalidity, illegality, unconscionability or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, unconscionable or unenforceable provision had never been contained herein and all other terms and provisions hereof will nevertheless remain effective and be in force to the fullest extent permitted by law.

13.15 Construction. Both Buyer and Seller have been represented by counsel in the course of the negotiations for and the preparation of this Agreement; accordingly, in all cases, the language of this Agreement will be construed simply, according to its fair meaning, and not strictly for or against either party.

13.16 Assignment. Buyer may assign its rights hereunder without the prior written approval of Seller. Provided, however, any such assignment shall not relieve the Buyer of Buyer's obligations under this Agreement.

13.17 Modification. The parties hereto may at any time hereafter modify or amend this Agreement by a subsequent written agreement executed by all parties. This Agreement may not, however, be changed orally, nor shall it be deemed modified in any way by any act of any of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

SELLERS:

JJO, LLC, an Idaho limited liability company and Personal Representative of the Estate of J.J. Oberbillig, deceased, a/k/a Estate of J.J. Oberbillig, Deceased

By__________________________
Janelle S. Oberbillig, Manager

By *Lesley Oberbillig Schwab*
Lesley Oberbillig Schwab, Manager

By *[signature]*
Ronald M. Oberbillig, Manager

BUYER:

GOLD CREST MINES, INC.
a Nevada corporation

By____________________________
Thomas H. Parker
Chief Executive Officer and President

By____________________________
Ronald M. Oberbillig, Manager

BUYER:

GOLD CREST MINES, INC.
a Nevada corporation

By *Thomas H. Parker*
Thomas H. Parker
Chief Executive Officer and President